Exhibit 10.3

David Koch, Nevada Bar No. 8830

dkoch@kskdlaw.com

KING SCOW KOCH DURHAM LLC

11500 S. Eastern Avenue, Suite 210

Henderson, Nevada 89052

Telephone: 702.833.1100

Facsimile: 702.833.1107

Barak Cohen, Pro hac vice forthcoming

BCohen@perkinscoie.com

PERKINS COIE LLP

700 Thirteenth Street, N.W., Suite 800

Washington, D.C. 20005-3960

Telephone: 202.654.6200

Facsimile: 202.654.6211

Attorneys for Defendants Douglas Anderson and
Gen. Russel Honoré and Counterclaimants
AmeriGuard Security Services, Inc. (Nevada),
Douglas Anders, and Gen. Russell Honoré

EIGHTH JUDICIAL DISTRICT COURT
CLARK COUNTY, NEVADA

AMERIGUARD SECURITY SERVICES, INC., a Nevada corporation; LAWRENCE GARCIA, an individual,	Case No. A-25-921392-B Dept. 31

Plaintiffs,
v.	ANSWER AND COUNTERCLAIM

DOUGLAS ANDERSON, an individual; RUSSEL HONORÉ, an individual; DOES 1 through 10, inclusive; and ROE ENTITIES I through X, inclusive,	EXEMPT FROM ARBITRATION:
INJUNCTIVE RELIEF REQUESTED
Defendants.

AMERIGUARD SECURITY SERVICES, INC. (NEVADA), DOUGLAS ANDERSON, and GEN. RUSSEL HONORÉ

Counterclaimants,
v.

LAWRENCE D. GARCIA, an individual, WILHELM CASHEN, an individual, TERRENCE SLATIC, an individual, and MICHAEL GOOSSEN, an individual,

Counterdefendants.

Case Number: A-25-921392-B

ANSWER

Defendants Douglas Anderson (“Director Anderson”) and Gen. Russel Honoré (“Director Honoré”) (collectively the “Directors”), by and through their counsel of record, hereby answer the Complaint filed by Lawrence Garcia (“Mr. Garcia”) putatively on behalf of AmeriGuard Security Services, Inc. (“AGSS”) as follows. The Directors base their Answer upon information currently available and after having conducted a reasonable investigation. The Directors reserve the right to amend this Answer based upon information uncovered through discovery or further investigation. Unless specifically admitted below, the Directors deny each and every factual allegation, legal claim, and prayer for relief contained in the Complaint.

Titles or headings contained in Plaintiffs’ Complaint are reproduced in this Answer for organizational purposes only. The Directors do not admit any matter contained therein.

THE PARTIES

1. Admitted in part and denied in part. The Directors admit that AGSS is incorporated in Nevada. The Directors also note that AGSS’ principal place of business is in California. Except as expressly admitted, the allegations of this paragraph are denied.

2. Admitted in part and denied in part. The Directors admit that Mr. Garcia resides in California. Except as expressly admitted, the allegations of this paragraph are denied.

3. Admitted in part and denied in part. The Directors admit that Director Anderson resides in the State of New York. The Directors note that Director Anderson is currently a Director of AGSS. Except as expressly admitted, the remaining allegations in this paragraph are denied.

4. Admitted in part and denied in part. The Directors admit that Director Honoré resides in the State of Louisiana. The Directors note that Director Honoré spells his surname “Honoré.” The Directors further note that Director Honoré is currently a Director of AGSS. Except as expressly admitted, the remaining allegations in this paragraph are denied.

5. The Directors lack sufficient information to confirm the allegations of this paragraph, which are denied on that basis.

JURISDICTION AND VENUE

6. Admitted.

7. Admitted in part and denied in part. The Directors admit that this Court has jurisdiction, and that this Court is the proper venue. Except as expressly admitted, the allegations of this paragraph are denied.

GENERAL ALLEGATIONS

8. Admitted.

9. Denied.

10. Admitted in part and denied in part. The Directors admit AGSS had three Directors comprising its Board of Directors (the “Board”) as of December 31, 2024: Mr. Garcia, Director Anderson, and Director Honoré. The Directors further admit that, as of December 31, 2024, Director Anderson and Director Honoré comprised the Compensation Committee and the Audit Committee. Except as expressly admitted, the allegations of this paragraph are denied.

11. The allegations of this paragraph reference a document, which speaks for itself. Except as expressly admitted, the allegations of this paragraph are denied.

12. Admitted in part and denied in part. The Directors admit that a meeting of the AGSS Board was held on or around June 12, 2025. Except as expressly admitted, the allegations of this paragraph are denied.

13. The allegations of this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

14. The allegations of this paragraph reference a document, which speaks for itself. Except as expressly admitted, the allegations of this paragraph are denied.

15. Denied.

16. The allegations of this paragraph reference a document, which speaks for itself. Except as expressly admitted, the allegations of this paragraph are denied.

17. Denied.

18. Denied.

19. The allegations of this paragraph reference a document, which speaks for itself. Except as expressly admitted, the allegations of this paragraph are denied.

20. The allegations of this paragraph state legal conclusions to which no response is required. To the extent a response is needed, the Directors deny the allegations of this paragraph.

21. The allegations of this paragraph reference a document, which speaks for itself. Except as expressly admitted, the allegations of this paragraph are denied.

22. The allegations of this paragraph reference a document, which speaks for itself. Except as expressly admitted, the allegations of this paragraph are denied.

23. Denied.

24. The allegations of this paragraph states legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

25. The allegations of this paragraph reference a document, which speaks for itself. Except as expressly admitted, the allegations of this paragraph are denied.

26. Denied.

27. Denied.

28. The allegations of this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

FIRST CLAIM FOR RELIEF
(Declaratory Relief)

29. The Directors incorporate by reference their responses to the paragraphs above as though set forth herein.

30. The allegations of this paragraph reference a statute, which speaks for itself. Except as expressly admitted, the allegations of this paragraph are denied.

31. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

32. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

33. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

34. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

35. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

36. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

37. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

38. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

39. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

SECOND CLAIM FOR RELIEF
(Breach of Contract)

40. The Directors incorporate by reference their responses to the paragraphs above as though set forth herein.

41. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

42. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

43. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

44. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

45. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

46. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

47. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

48. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

49. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

50. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

51. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

52. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

53. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

THIRD CLAIM FOR RELIEF

(Breach of the Implied Covenant of Good Faith and Fair Dealing)

54. The Directors incorporate by reference their responses to the paragraphs above as though set forth herein.

55. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

56. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

57. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

58. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

59. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

60. The allegations in this paragraph state legal conclusions to which no response is required. To the extent a response is required, the Directors deny the allegations of this paragraph.

RESPONSE TO PRAYER FOR RELIEF

The Directors deny that Plaintiffs are entitled to any relief.

AFFIRMATIVE DEFENSES

Based on the knowledge and information available to date, the Directors assert the following as separate defenses and affirmative defenses. The Directors do not assume the burden of proof on the below defenses and affirmative defenses where the burden is otherwise on Plaintiffs under applicable law. The Directors reserve the right to amend this Answer to add additional defenses and affirmative defenses.

A. Failure to State a Claim: Plaintiffs fail to state a claim for which relief can be granted.

B. Lack of Standing: Plaintiffs lack standing to pursue their claims.

C. No Damages: Plaintiffs have not suffered damages as a result of the conduct alleged in the Complaint.

D. Failure to Mitigate Damages: If Plaintiffs have purported injuries, they have failed to mitigate any damages incurred.

E. Unavailable Relief: Plaintiffs assert claims for relief that is unavailable. Among other things, Plaintiffs fails to identify with sufficient precision the source of their attorneys’ fee claim.

F. Mootness: The allegations of the Complaint are moot.

G. Unclean Hands: The doctrine of unclean hands applies to this dispute.

H. Reservation of Additional Defenses: The Directors designate all denials herein as defenses to the extent necessary to provide it with a complete defense. The Directors deny all allegations not expressly admitted and reserves any and all defenses they may have against Plaintiffs.

COUNTERCLAIM

Counterclaimants AmeriGuard Security Services, Inc. (Nevada) (“AGSS”), Douglas Anderson, and Gen. Russel Honoré, bring this Counterclaim against Counterdefendants Lawrence D. Garcia (“Counterdefendant Garcia”), Wilhelm Cashen (“Counterdefendant Cashen”), Terrence Slatic (“Counterdefendant Slatic”), and Michael Goossen (“Counterdefendant Goossen”), and alleges as follows:

INTRODUCTION

1. AGSS is a publicly traded company, incorporated in Nevada. It specializes in providing on-premises security services for residential and commercial properties. As part of its business, AGSS provides armed security services to federal agencies, including but not limited to the Social Security Administration in North Carolina.

2. Until recently, Counterdefendant Garcia served as the President and Chief Executive Officer (“CEO”), but was rightfully removed on June 12, 2025 after the Board discovered his unauthorized and unlawful actions.

3. Over the past six months, Counterdefendant Garcia, with the assistance of Counterdefendants Goossen, Cashen, and Slatic, successfully concealed his personal criminal matters from the governing Board, improperly transferred over $30,000 to a third-party consultant in direct violation of Board procedures, concealed the suspension of his North Carolina business license from the Board, unlawfully attempted to expand the Board beyond the number of permitted seats, and unlawfully attempted to remove Board of Director Members Douglas Anderson (“Director Anderson”) and Russel Honoré (“Director Honoré).

4. Despite the Board’s efforts to halt Counterdefendants Garcia, Goossen, Cashen, and Slatic’s actions, each continues to engage in unlawful and unauthorized activity purportedly in the name of AGSS.

5. Counterdefendants’ actions have already caused AGSS immediate and irreparable harm, including a significant decline in AGSS’ stock price.

6. If Counterdefendants continue to act without regard for AGSS, further harm is imminent.

7. Accordingly, the Counterclaimants bring this Counterclaim and seek monetary damages, declaratory relief, and injunctive relief to stop Counterdefendants’ ongoing misconduct.

PARTIES

8. AGSS is incorporated in Nevada, with its principal place of business at in Fresno, California. AGSS specializes in the installation, service, and monitoring of on-premises security systems for residential and commercial properties. As part of its business, AGSS provides armed security services to federal agencies, including but not limited to the Social Security Administration in North Carolina.

9. Douglas Anderson (“Director Anderson”) and Gen. Russel Honoré (“Director Honoré”) (collectively the “Directors”) are Directors of AGSS.

10. AGSS is a publicly traded company on the OTCXQ market, with the stock ticker “AGSS.”

11. Upon information and belief, Counterdefendant Garcia is a citizen of California. Counterdefendant Garcia was the President and Chief Executive Officer (“CEO”) of AGSS until June 12, 2025. On June 12, 2025, Counterdefendant Garcia was removed from his position as President and CEO.

12. Per an Amended List improperly filed with the Nevada Secretary of State by or at the direction of Counterdefendant Garcia in the name of AGSS on June 10, 2025, Counterdefendant Garcia’s address was provided as “8400 W SUNSET ROAD, SUITE 300-221” in Las Vegas, Nevada 89113.

13. Upon information and belief, Counterdefendant Cashen is a California citizen. Upon information and belief, Counterdefendant Cashen is affiliated with Tesla Foundation and a friend of Counterdefendant Garcia.

14. Per an Amended List improperly filed with the Nevada Secretary of State by or at the direction of Counterdefendant Garcia in the name of AGSS on June 12, 2025, Counterdefendant Cashen’s address was provided as “8400 W SUNSET ROAD, SUITE 300-221” in Las Vegas, Nevada 89113.

15. Upon information and belief, Counterdefendant Slatic is a California citizen.

16. Per an Amended List improperly filed with the Nevada Secretary of State by or at the direction of Counterdefendant Garcia in the name of AGSS on June 12, 2025, Counterdefendant Slatic’s address was provided as “8400 W SUNSET ROAD, SUITE 300-221” in Las Vegas, Nevada 89113.

17. Upon information and belief, Counterdefendant Goossen is a California citizen. Counterdefendant Goossen has had various roles at AGSS. Until December 7, 2023, Counterdefendant Goossen served as Chief Financial Officer. From December 7, 2023 to May 31, 2025, Counterdefendant Goossen served as Senior Controller. Since May 31, 2025, Counterdefendant Goossen has served as Senior Financial Accountant.

JURISDICTION AND VENUE

18. This Court has subject matter jurisdiction pursuant to Article 6, § 6(1) of the Nevada Constitution.

19. This Court has personal jurisdiction over Counterdefendant Garcia because, upon information and belief, he is a citizen and resident of Nevada.

20. This Court has personal jurisdiction over Counterdefendants Cashen, Slatic, and Goossen because this cause of action arises from Counterdefendants Cashen, Slatic, and Goossen’s specific actions in Nevada, which caused damage to a Nevada corporation. Counterdefendants Garcia, Cashen, and Slatic were each identified with a Las Vegas, Nevada address in corporate filings purportedly made in AGSS’ name.

21. Venue is proper pursuant to NRS 13.010(1) because Section 9.2 of AGSS’ bylaws require any action to be commenced in this district.

22. Venue is also proper as AGSS’ Articles of Incorporation require that “internal actions” be brought in a Clark County, Nevada court.

FACTUAL ALLEGATIONS

A.	Establishing a Three-Member Board and Important Board Committees

23. Pursuant to AGSS’ bylaws, AGSS is managed by and at the direction of a Board of Directors (“Board”). Under Section 3.1 of the bylaws, the Board of Directors must consist of “not less than one nor more than nine members” and “the exact number. .. .shall be fixed from time to time by the Board of Directors.”

24. Section 3.8 of the bylaws permits any action to be taken upon written consent of all members of the Board.

25. On June 14, 2023, pursuant to Section 3.8, all members of the Board agreed to fix the size of the Board to three (3) members. At this time, the Board consisted of two independent directors, (1) Director Anderson, (2) Director Honoré, and (3) Counterdefendant Garcia, who also served as President and CEO of AGSS.

26. The fixed size of the Board at three (3) members remains in effect to date and has not been changed or modified by the Board.

27. On June 14, 2023, in addition to fixing the size of the Board to three (3) members, the Board also unanimously agreed to the creation of a Compensation Committee and Audit Committee. Director Anderson and Director Honoré were appointed to serve on both committees.

28. The Board tasked the Audit Committee with, among other items, assisting the Board with their oversight responsibilities. The Audit Committee’s purpose is, in relevant part, to ensure integrity of AGSS in all its actions, including financial disclosures and legal or regulatory obligations.

29. The Compensation Committee was established to assist the Board in discharging its responsibility of overseeing compensation over AGSS’ executive officers and directors. The Board tasked the Compensation Committee with, among other responsibilities, approving fees and retention terms for any consultants or advisors hired by AGSS.

30. Pursuant to this authority, in December 2023, the Compensation Committee determined that any consultant or service provider must be approved by the Compensation Committee prior to hiring. The Compensation Committee was only permitted to approve a service provider after independent due diligence. Thus, no service provider could be hired or provided payment without the approval of the Compensation Committee.

31. Director Anderson and Director Honoré have served on the Compensation Committee and Audit Committee since their inception and continue to serve on these Committees to the present date.

B.	Counterdefendant Garcia Fails to Disclose to Independent Board Members Criminal Charges Brought Against Him and the Suspension of His North Carolina Business License

32. Upon information and belief, on or about December 16, 2024, Counterdefendant Garcia was arrested. This resulted in criminal proceedings with Docket No. M25904395 in Fresno County Superior Court in Fresno, California.

33. At the time of his December 16, 2024 arrest, Counterdefendant Garcia served as President and CEO of AGSS.

34. As President and CEO of AGSS, Counterdefendant Garcia had an obligation to inform the Board, specifically the Audit Committee, of this action. He failed to do so.

35. On or about January 31, 2025, the Board met for the first 2025 meeting, but Counterdefendant Garcia did not disclose his December 2024 criminal proceeding.

36. On or about March 28, 2025, the Board met for the second time in 2025. The meeting minutes indicate that the independent members, Director Anderson and Director Honoré, specifically asked Counterdefendant Garcia “to confirm that there [were] no material events or actions that could affect the corporation.” According to the minutes, Counterdefendant Garcia “confirmed that there were no material events or actions that could affect the corporation.”

37. On or about May 8, 2025, the Board met for a third time in 2025. The meeting minutes indicate that the independent members, Director Anderson and Director Honoré, specifically asked Counterdefendant Garcia “to confirm that there [were] no material events or actions that could affect the corporation.” According to the minutes, Counterdefendant Garcia “confirmed that there were no material events or actions that could affect the corporation.”

38. On or about May 19, 2025, Counterdefendant Garcia had his security guard and patrol business license (“business license”) suspended by the North Carolina Private Protective Services Board. This license is material to AGSS’ business providing armed security to the Social Security Administration in North Carolina.

39. As President and CEO of AGSS, Counterdefendant Garcia had an obligation to inform the Board, specifically the Audit Committee, of this action. He failed to do so.

40. On or about May 30, 2025, the Board met for a fourth time in 2025. Like former meetings, the meeting minutes indicate that the independent members, Director Anderson and Director Honoré, specifically asked Counterdefendant Garcia “to confirm that there [were] no material events or actions that could affect the corporation.” According to the minutes, Counterdefendant Garcia “confirmed that there were no material events or actions that could affect the corporation.”

41. Although the May 30, 2025 meeting occurred more than five months after the initiation of his criminal proceeding in Fresno County, California, Counterdefendant Garcia still failed to disclose this material information to Director Anderson and Director Honoré.

42. In addition, on May 30, 2025, Counterdefendant Garcia knew his security guard and patrol business license in North Carolina was suspended but failed to disclose this material information to Director Anderson and Director Honoré. Counterdefendant Garcia knew that this license was material to AGSS’ business providing armed security to the Social Security Administration in North Carolina.

43. To date, Counterdefendant Garcia has never disclosed this suspension to Director Anderson and Director Honoré. Director Anderson and Director Honoré only became aware of this suspension upon their own reasonable investigation of Counterdefendant Garcia’s unlawful and unauthorized actions in anticipation of filing these counterclaims.

44. As a result of Counterdefendant Garcia’s failure to disclose, Counterdefendant Garcia caused one or more public filings to be submitted to government entities stating there were “no material events or actions that could affect the corporation.”

C.	Counterdefendants Garcia and Goossen’s Improper Payments to Tesla Foundation and/or Counterdefendant Cashen

45. During the May 30, 2025 Board meeting, AGSS’ CFO identified unauthorized payments to Tesla Foundation from February to May 2025. Counterdefendant Garcia suggested that these payments were for “one marketing seminar.” When Director Anderson challenged Counterdefendant Garcia’s assertion, Garcia responded that these payments identified by the CFO were a series of payments that took the nature of consulting payments and identified, for the first time, Counterdefendant Cashen as his “friend with some level of experience.”

46. Upon information and belief, at least $30,000 was paid to the Tesla Foundation and/or Counterdefendant Cashen between February and May of 2025.

47. The Tesla Foundation was not a pre-approved service provider by the Compensation Committee. As such, Counterdefendant Goossen and Counterdefendant Garcia should not have retained Tesla Foundation, and no payments should have been made to the Tesla Foundation and/or Counterdefendant Cashen.

48. Upon information and belief, Counterdefendant Garcia instructed Counterdefendant Goossen to make the payments to Tesla Foundation and/or Counterdefendant Cashen without receiving prior approval from the Compensation Committee. Upon information and belief, Counterdefendant Goossen followed Counterdefendant Garcia’s instructions and made these improper payments.

49. Upon information and belief, Counterdefendant Garcia and Goossen knew such payments were contrary to the required procedures for payments to third-party consultants.

50. Upon information and belief, Counterdefendant Garcia has also authorized payments to one or more entities he entirely owns or controls without properly seeking approvals from the Compensation Committee.

51. The Compensation Committee met on or around May 30, 2025 after it learned of the payments to Counterdefendant Cashen and/or the Tesla Foundation.

D.	The Board’s Actions in Response to the Improper Payments

52. On or about May 31, 2025, the Compensation Committee unanimously agreed to cease any further payments to the Tesla Foundation and/or Counterdefendant Cashen because the Tesla Foundation was never approved by the Compensation Committee, per the required protocols.

53. The Compensation Committee also unanimously agreed that no information should be shared with the Tesla Foundation and/or Counterdefendant Cashen.

54. The Compensation Committee further agreed that neither Tesla Foundation nor Counterdefendant Cashen were authorized to represent or advise AGSS.

55. In addition, in light of Counterdefendant Goossen’s role in authorizing and facilitating improper payments, the Compensation Committee agreed to change Counterdefendant Goossen’s role from Senior Controller to Senior Financial Accountant.

56. Under his role as Senior Financial Accountant, Counterdefendant Goossen was prohibited from representing AGSS, soliciting any outside investor, third-party investor, or investment bank on behalf of AGSS, and entering into any contracts hiring any employee, consultant, or third party on behalf of AGSS.

57. Under his new title, Counterdefendant Goossen’s scope of responsibilities was limited to bookkeeping, providing accurate calculations to billing clients, accounting, financial statement preparation, and assisting compliance personnel with required reporting and disclosure obligations.

58. On or about June 2, 2025, Director Anderson and Director Honoré, in their capacity as members of the Compensation and Audit Committee sent a letter to Counterdefendant Goossen (i) directing Counterdefendant Goossen to cease all payments to the Tesla Foundation and/or Counterdefendant Cashen and (ii) informing Counterdefendant Goossen of his new role as Senior Financial Accountant. Counterdefendant Goossen was also directed to turn over the control of all accounts to the CFO. Counterdefendant Goossen has not complied.

E.	The Board’s Response to Counterdefendant Garcia’s Criminal Proceeding

59. Counterdefendant Garcia never disclosed his December 2024 arrest to either Director Anderson or Director Honoré.

60. On or about June 5, 2025, after discovering this criminal matter, Director Anderson or Director Honoré, in their capacities as members of the Audit Committee, immediately sent a letter to Counterdefendant Garcia requesting additional information, such as a copy of the case information, a description of the offenses, and an arrest date, to investigate whether the criminal matter was material. The letter requested a response within 24 hours.

61. Counterdefendant Garcia failed to respond.

62. On or about June 8, Director Anderson and Director Honoré, in their capacities as members of the Audit Committee, sent a second letter to Counterdefendant Garcia. This letter reiterated their requests for additional information on the criminal matter to investigate whether the criminal matter was material. The letter requested a response by close of business on June 9, 2025.

63. Counterdefendant Garcia never responded to this second letter.

64. As of the date of this filing, Counterdefendant Garcia still has not provided a response to either letter.

F.	Counterdefendant Garcia, Cashen, and Slatic Attempt to Improperly Increase Board Size

65. On or about June 12, Counterdefendant Garcia sent Director Anderson and Director Honoré a signed “Written Action,” purporting to appoint Counterdefendants Cashen and Slatic to the Board. Such an action was intended to increase the Board from three members to five members.

66. Despite the June 14, 2023, action fixing the size of the Board to three members, Counterdefendant Garcia claimed his attempt to increase the Board seats was permissible.

67. On June 12, 2025, the Audit Committee immediately removed Counterdefendant Garcia from his role as President and CEO of AGSS. Director Anderson was named as Interim President & CEO and Jason Bovell as Secretary, Treasurer, and Chief Financial Officer.

68. Despite being removed as President and CEO, on June 12, 2025, Counterdefendant Garcia proceeded to file an “Amended List” with the Nevada Secretary of State, fraudulently stating that Counterdefendants Cashen and Slatic were Board members at AGSS.

69. Upon information and belief, Counterdefendants Garcia, Cashen, and Slatic knew the attempt at a unilateral appointment of Counterdefendants Cashen and Slatic to the Board violated the June 14, 2023 action fixing the size of the Board to three (3) members.

70. Upon information and belief, Counterdefendants Garcia, Cashen, and Slatic knew attempting to appoint Counterdefendants Cashen and Slatic to the Board was unauthorized, invalid, and unlawful.

G.	The Board Responds to Counterdefendants’ Ongoing Actions

71. Despite being removed as President and CEO on June 12, 2025, Counterdefendant Garcia has continued to attempt to act on behalf of AGSS as CEO.

72. On June 13, 2025, Counterdefendant Garcia unlawfully signed a contract with the Social Security Administration Office in North Carolina to extend armed security services. At this time, Counterdefendant Garcia had no authority to act on behalf of AGSS.

73. On June 18, 2025, AGSS sent a cease-and-desist letter to Counterdefendant Garcia, demanding he cease his unlawful actions in attempting to act on behalf of AGSS.

74. On June 18, 2025, AGSS sent a cease-and-desist letter to Counterdefendants Cashen and Slatic, demanding they cease all actions on behalf of AGSS, as their purported appointment lacked merit and was without effect.

75. On June 18, 2025, AGSS sent a cease-and-desist letter to Counterdefendant Goossen, demanding that he cease all unauthorized activities purportedly taken in the name of AGSS, including but not limited to following Counterdefendant Garcia’s directives regarding money transfers.

76. On or around June 20, 2025, Counterdefendant Garcia, purportedly on behalf of AGSS, attempted to remove Director Anderson and Director Honoré from their positions on the Board, including their positions on the Compensation and Audit Committees.

77. On or around June 20, 2025, in conjunction with his unlawful attempt to remove Director Anderson and Director Honoré from their positions on the Board, Counterdefendant Garcia, purportedly on behalf of AGSS, authorized a press release, announcing that Counterdefendant Garcia had removed Director Anderson and Director Honoré from the AGSS Board and appointed Counterdefendants Cashen and Slatic.1 Upon information and belief, Counterdefendant Garcia is continuing to make similar false representations, purportedly on behalf of AGSS.

78. On or about June 20, 2025, Counterdefendants Cashen and Slatic, purportedly in their roles as members of the Board and on behalf of AGSS, unlawfully attempted to remove Director Anderson as President and CEO and restore Counterdefendant Garcia as President and CEO.

79. Despite AGSS’ continued efforts, Counterdefendants Garcia, Cashen, Slatic, and Goossen continue to take unauthorized and unlawful actions in the name of AGSS. Among the other actions noted above, Counterdefendant Garcia filed the instant litigation putatively in the name of AGSS.

80. Upon information and belief, Counterdefendants Garcia, Cashen, Slatic, and Goossen’s actions have caused a precipitous decline in AGSS’ stock value.

81. Upon information and belief, any continued actions by Counterdefendants Garcia, Cashen, Slatic, and Goossen will continue to cause the deterioration of AGSS’ stock value.

FIRST CAUSE OF ACTION
(Breach of Fiduciary Duty)
Counterdefendant Garcia

82. Counterclaimants reallege and incorporate by reference the allegations set forth in the foregoing paragraphs as if fully set forth herein.

83. As a member the Board and CEO, Counterdefendant Garcia owed a fiduciary duty to AGSS and to the other board members.

[1]	See Ameriguard Security Services Announces Leadership Overhaul, TIPRANKS.COM (June 20, 2025, 3:48 PM), https://www.tipranks.com/news/company-announcements/ameriguard-security- services-announces-leadership-overhaul, archived at https://perma.cc/WFH9-XY99.

84. Counterdefendant Garcia breached this duty in multiple ways.

85. First, Counterdefendant Garcia breached his fiduciary duty when he purposefully concealed his December 16, 2024 arrest and subsequent criminal matter to the independent members of the Board.

86. Counterdefendant Garcia had ample opportunity to disclose the criminal matter, as there were at least four Board meetings before the independent members of the Board discovered the criminal matter from other sources.

87. Counterdefendant Garcia breached his fiduciary duty in each of these meetings when he fraudulently stated that there were no material facts to disclose to the Board.

88. Second, Counterdefendant Garcia breached his fiduciary duty when he purposefully concealed the May 19, 2025 suspension of his business license from the North Carolina Private Protective Services Board.

89. On May 30, 2025, just days after the suspension of Counterdefendant Garcia’s business license, the Board met. The independent members, Director Anderson and Director Honoré specifically asked Counterdefendant Garcia “to confirm that there [were] no material events or actions that could affect the corporation.” According to the minutes, Counterdefendant Garcia “confirmed that there were no material events or actions that could affect the corporation.”

90. Third, in June 2025, Counterdefendant Garcia breached his fiduciary duty when he failed to provide information requested by the Audit Committee to investigate the criminal matter and whether the incident was material.

91. Fourth, in June 2025, Counterdefendant Garcia breached his fiduciary duty when he attempted to unlawfully appoint Counterdefendant Cashen and Counterdefendant Slatic to the Board, despite knowing that the Board was fixed at three (3) members.

92. Fifth, on or about June 20, 2020, Counterdefendant Garcia breached his fiduciary duty when he attempted to unlawfully remove Director Anderson and Director Honoré from the Board and issued a false statement regarding their removal.

93. Counterdefendant Garcia continues to breach his fiduciary duty with each unlawful and unauthorized action he takes on behalf of AGSS, as he was removed as CEO and no longer possesses that authority.

94. Each of these actions caused harm to AGSS, including but not limited to, a decline in the value of AGSS’ stock price.

SECOND CAUSE OF ACTION
(Conversion)

Counterdefendants Garcia and Goossen

95. Counterclaimants reallege and incorporate by reference the allegations set forth in the foregoing paragraphs as if fully set forth herein.

96. Counterdefendant Garcia and Goossen coordinated to unlawfully provide over $30,000 to the Tesla Foundation and/or Counterdefendant Cashen without the required authorization of the Compensation Committee of the Board.

97. The Compensation Committee of the Board determined that any consultant or service provider must be approved by the Compensation Committee prior to hiring. The Compensation Committee was only permitted to approve a service provider after independent due diligence. Thus, no service provider could be hired or provided payment without the approval of the Compensation Committee.

98. When Counterdefendant Garcia instructed Counterdefendant Goossen to transfer money totaling more than $30,000 in AGSS funds to Tesla Foundation and/or Defendant Cashen, despite Counterdefendant Garcia’s knowledge that this action violated the required pre-approval procedures, Counterdefendant Garcia unlawfully used AGSS funds without AGSS’ consent.

99. When Counterdefendant Goossen followed Counterdefendant Garcia’s instructions to transfer money totaling more over $30,000 in AGSS funds to Tesla Foundation and/or Counterdefendant Cashen, despite Counterdefendant Goossen’s knowledge that this transaction violated the required procedures for hiring service providers, Counterdefendant Goossen unlawfully transferred AGSS funds without AGSS’ consent.

THIRD CAUSE OF ACTION

(Conversion)

Counterdefendants Garcia, Cashen, and Slatic

100. Counterclaimants reallege and incorporate by reference the allegations set forth in the foregoing paragraphs as if fully set forth herein.

101. Directors Anderson and Director Honoré have a legitimate and lawful right to their seats on the AGSS Board under Nevada law, the AGSS Bylaws, and the AGSS Articles of Incorporation.

102. The Boards seats are capable of precise definition and exclusive control because the Board is fixed at three seats. Director Anderson and Director Honoré have established a legitimate claim to exclusivity of two of the Board seats, as they have been lawfully appointed to these positions in accordance with Nevada law, the AGSS Bylaws, and the AGSS Articles of Incorporation.

103. On or about June 20, 2025, Counterdefendants Garcia, Cashen, and Slatic conspired to interfere with Directors Anderson and Honoré’s lawful right to their seats on the AGSS Board.

104. Directors Anderson and Honoré have suffered damage as a result of the actions of Counterdefendants Garcia, Cashen, and Slatic.

FOURTH CAUSE OF ACTION

(Fraud)

Counterdefendants Garcia, Cashen, and Slatic

105. Counterclaimants reallege and incorporate by reference the allegations set forth in the foregoing paragraphs as if fully set forth herein.

106. Counterdefendant Garcia purposefully concealed his criminal matter from the independent members of the Board.

107. Counterdefendant Garcia also purposefully concealed the suspension of his business license by the North Carolina Private Protective Services Board from the independent members of the Board.

108. Counterdefendant Garcia was arrested on or about December 16, 2024. This resulted in criminal proceedings with Docket No. M25904395 in Fresno County Superior Court in Fresno, California.

109. After December 16, 2024, the Board had at least four Board meetings before it discovered Counterdefendant Garcia’s criminal proceeding through other sources.

110. Counterdefendant Garcia never disclosed his business license suspension to Director Anderson and Director Honoré. Director Anderson and Director Honoré only learned of this suspension during their reasonable investigation into Counterdefendant Garcia’s unlawful and unauthorized actions in anticipation of filing these counterclaims.

111. On or about January 31, 2025, the Board met for their first meeting in 2025. Despite the opportunity to do so, Counterdefendant Garcia did not disclose his December 2024 criminal proceeding.

112. On or about March 28, 2025, and May 8, 2025, the Board met for their second and third meetings in 2025. At each of these meetings, Counterdefendant Garcia was directly asked if there was any material information to disclose to the independent board members. On each of these occasions, Counterdefendant Garcia falsely represented, that there was no material fact, despite knowing that he had a pending criminal matter in Fresno County, California.

113. On or about May 19, 2025, Counterdefendant had his business license suspended by the North Carolina Private Protective Services Board.

114. On or about May 31, 2025, the Board met for the fourth time in 2025. During this meeting, Director Anderson and Director Honoré directly asked Counterdefendant Garcia if there was any material information to disclose that could impact the company. Counterdefendant falsely represented, that there was no material fact, despite knowing that he had a pending criminal matter in Fresno County, California and a suspended business license in North Carolina.

115. Counterdefendant Garcia intended to mislead the Audit Committee to prevent further investigation into his criminal matter and business license suspension.

116. The independent Board members, Director Anderson and Director Honoré, reasonably relied upon Counterdefendant Garcia’s statements because Counterdefendant Garcia had a fiduciary duty to disclose any material facts.

117. Director Anderson and Director Honoré reasonably believed that Counterdefendant Garcia would abide by his fiduciary duties and immediately disclose any material facts that could impact AGSS.

118. Counterclaimants’ reliance on Counterdefendant Garcia’s statements regarding the lack of material information that could affect the company caused AGSS damage, including but not limited to the unexpected decline in AGSS’ stock price.

119. On or about June 12, 2025, Counterdefendant Garcia, Cashen, and Slatic falsely submitted an Amended List with the Nevada Secretary of State indicating that Counterdefendants Cashen and Slatic were Board members.

120. Counterdefendant Garcia, Cashen and Slatic knew that such statement was false, as each knew that the Board fixed the number of seats to three (3) and additional seats could not be added pursuant to a “Written Action” by Counterdefendant Garcia.

121. By filing this false Amended List, Counterdefendants Garcia, Cashen, and Slatic intended to mislead the State of Nevada.

122. Counterclaimants suffered harm as a result of this false filing as there is false information on the public record and such actions have caused a decline in AGSS’ stock price.

123. On or about June 20, 2025, Counterdefendant Garcia, in conjunction with Counterdefendants Cashen and Slatic, authorized a press release, falsely stating that Counterdefendant Garcia had removed Director Anderson and Director Honoré from the AGSS Board and appointed Counterdefendants Cashen and Slatic.

124. By authorizing this press release, Counterdefendants Garcia, Cashen, and Slatic intended to mislead the public, including but not limited to AGSS’ shareholders.

125. Counterclaimants suffered harm as a result of this false press release as there is false information on the public record and such actions have caused a continued decline in AGSS’ stock price.

FIFTH CAUSE OF ACTION

(Declaratory Relief)

Counterdefendants Garcia, Goossen, Cashen, and Slatic

126. Counterclaimants reallege and incorporate by reference the allegations set forth in the foregoing paragraphs as if fully set forth herein.

127. There is a justiciable controversy between Counterclaimants and Counter-defendants Garcia, Goossen, Cashen, and Slatic.

128. There are adverse interests between Counterclaimants, on one hand, and Counterdefendants Garcia, Goossen, Cashen, and Slatic, on the other.

129. Counterclaimants have a legal interest in this justiciable controversy.

130. The issues involved in this controversy—such as, without limitation, whether Counterdefendant Garcia’s actions to unilaterally expand the size of the AGSS Board were inappropriate and unlawful and whether the removal Director Anderson and Director Honoré from the Board were unauthorized and unlawful —are ripe for judicial determination.

131. Among other things, Counterclaimants seek declaratory relief to declare (i) Counterdefendant Garcia’s actions following his legitimate termination as CEO as inappropriate, unlawful, and without legal effect, (ii) declare the transfers of funds that Counterdefendants Cashen and Goossen facilitated to the Tesla Foundation improper, (iii) declare Counterdefendants Cashen’s and Slatic’s appointment to the AGSS Board inappropriate, unlawful, and without legal effect, (iv) declare the purported removal of Director Anderson and Director Honoré from the Board as inappropriate, unlawful, and without legal effect, and (v) declare the purported removal of Director Anderson as President & CEO and restoration of Counterdefendant Garcia as President & CEO as inappropriate, unlawful, and without legal effect.

SIXTH CAUSE OF ACTION

(Injunctive Relief)

Counterdefendants Garcia, Cashen, and Slatic

132. Counterclaimants reallege and incorporate by reference the allegations set forth in the foregoing paragraphs as if fully set forth herein.

133. Counterclaimants have a reasonable probability of success on the merits of their claims.

134. Counterclaimants are suffering irreparable harm as Counterdefendant Garciaimproperly appointed new board members, made unauthorized transfers of funds, and continues to act as CEO without lawful authority. Counterclaimants are further suffering irreparable harm by Counterdefendant Garcia’s false statements, including but not limited to a press release Counterdefendant Garcia issued and/or authorized on or around June 20, 2025.

135. There are no hardships that would cut against the availability of injunctive relief.

136. As AGSS is a publicly traded company, the injunction would benefit the investing public to preserve the status quo following Counterdefendant Garcia’s legitimate termination as CEO of AGSS and prior to his improper appointment of Counterdefendants Cashen and Slatic to the AGSS Board.

PRAYER FOR RELIEF

WHEREFORE, Counterclaimants respectfully request that the Court grant the following relief:

A.	Enter judgment in Counterclaimants’ favor and against Counterdefendants;

B.	Preliminarily and permanently enjoin Counterdefendants from engaging in any further unlawful and unauthorized action on behalf of AGSS;

C.	Preliminarily and permanently enjoin Counterdefendants from issuing untrue, unauthorized, and inaccurate statements on behalf of AGSS;

D.	Declaratory relief finding that the actions of Counterdefendants were unlawful, inappropriate, and without legal effect;

E.	Award Counterclaimants all direct and incidental damages resulting from Counterdefendants’ breach of fiduciary duties, conversion of AGSS assets, and fraud;

F.	Award Counterclaimants such other damages and relief as are fair and reasonable based upon the evidence presented at trial, including punitive damages;

G.	Award Counterclaimants any other relief as this Court deems just and equitable.

Dated: June 23, 2025	KING SCOW KOCH DURHAM, LLC

	By:	/s/ David Koch
Barak Cohen, Pro hac vice forthcoming
BCohen@perkinscoie.com
PERKINS COIE LLP
700 Thirteenth Street, N.W., Suite 800
Washington, D.C. 20005-3960
Telephone: 202.654.6200
Facsimile: 202.654.6211

David Koch, Nevada Bar No. 8830
dkoch@kskdlaw.com
KING SCOW KOCH DURHAM LLC
11500 S. Eastern Avenue, Suite 210
Henderson, Nevada 89052
Telephone: 702.833.1100
Facsimile: 702.833.1107

Attorneys for Defendants Douglas Anderson and Gen. Russel Honoré and Counterclaimants AmeriGuard Security Services, Inc. (Nevada), Douglas Anders, and Gen. Russell Honoré

CERTIFICATE OF SERVICE

I hereby certify that on this date, June 23, 2025, I served the foregoing ANSWER AND COUNTERCLAIM, by electronic service through the Notice of Electronic Filing automatically generated by the Court’s facilities to those parties listed on the Court’s Master Service List.

Executed on June 23, 2025 at Henderson, Nevada.

/s/ Andrea W. Eshenbaugh
An Employee of King Scow Koch Durham